EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 24, 1997 included or incorporated by reference in Iomega Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
December 10, 1997